UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 6, 2008 (February 29, 2008)
LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791

(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification No.)
incorporation)
1441 Broadway, New York, New York, 10018
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (212) 354-4900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On February 29, 2008, the Company entered into an amendment (the “Amendment”), dated as of February 20, 2008, to its Credit Agreement by and among the Company and the bank signatories thereto whereby the Fixed Charge Coverage Ratio set forth in the Credit Agreement was modified. The Amendment also amended certain definitions so that certain cash restructuring charges did not adversely affect the Company. The Amendment also provided a waiver of any potential prior defaults for failure to be in compliance with the Fixed Charge Coverage Ratio provided that the Company was in compliance with the amended Fixed Charge Coverage Ratio as of the end of fiscal 2007.
A copy of the Amendment is filed by the Company as Exhibit 10.1 hereto.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Exhibit No.	Description

10.1	First Amendment and Waiver to the Five Year-Credit Agreement dated as of October 13, 2004 .
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Dated: March 6, 2008	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Vice President -General Counsel

EXHIBIT LISTING

Exhibit No.	Description
10.1	First Amendment and Waiver to the Five Year-Credit Agreement dated as of October 13, 2004 .